Exhibit 21.1

Name of Entity	State of Incorporation or Organization	Assumed Name(s)
ADI of the Southeast LLC	South Carolina

AnTrev, LLC	North Carolina

Arngar, Inc.	North Carolina	Arnold Palmer Cadillac

Autobahn, Inc.	California	Autobahn Motors

Avalon Ford, Inc.	Delaware	Don Kott Chrysler Jeep Don Kott Kia Don Kott Hino Don Kott Isuzu Truck

Capitol Chevrolet and Imports, Inc.	Alabama	Capitol Kia Capitol Chevrolet Capitol Hyundai
Casa Ford of Houston, Inc.	Texas

Cobb Pontiac Cadillac, Inc.	Alabama	Classic Cadillac Pontiac

Cornerstone Acceptance Corporation	Florida

FA Service Corporation	California

FAA Auto Factory, Inc.	California

FAA Beverly Hills, Inc.	California	Beverly Hills BMW

FAA Capitol F, Inc.	California	Capitol Ford Friendly Ford

FAA Capitol N, Inc.	California	Capitol Nissan

FAA Concord H, Inc.	California	Concord Honda

FAA Concord N, Inc.	California	Concord Nissan

FAA Concord T, Inc.	California	Concord Toyota

FAA Dublin N, Inc.	California	Dublin Nissan

Name of Entity	State of Incorporation or Organization	Assumed Name(s)
FAA Dublin VWD, Inc.	California	Dublin Volkswagen Dublin Dodge Hyundai of Dublin

FAA Holding Corp.	California

FAA Las Vegas H, Inc.	Nevada	Honda West

FAA Marin D, Inc.	California

FAA Marin F, Inc.	California

FAA Marin LR, Inc.	California

FAA Monterey F, Inc.	California

FAA Poway D, Inc.	California

FAA Poway G, Inc.	California	Poway Chevrolet

FAA Poway H, Inc.	California	Poway Honda

FAA Poway T, Inc.	California	Poway Toyota Poway Scion

FAA San Bruno, Inc.	California	Melody Toyota Melody Scion

FAA Santa Monica V, Inc.	California	Volvo of Santa Monica

FAA Serramonte H, Inc.	California	Honda of Serramonte

FAA Serramonte L, Inc.	California	Lexus of Serramonte

FAA Serramonte, Inc.	California	Serramonte Auto Plaza Dodge of Serramonte Serramonte Mitsubishi Serramonte Nissan

FAA Stevens Creek, Inc.	California	Stevens Creek Nissan

FAA Torrance CPJ, Inc.	California	South Bay Chrysler Jeep Dodge

Name of Entity	State of Incorporation or Organization	Assumed Name(s)
FirstAmerica Automotive, Inc.	Delaware

Fort Mill Ford, Inc.	South Carolina

Fort Myers Collision Center, LLC	Florida

Franciscan Motors, Inc.	California	Acura of Serramonte

Frank Parra Autoplex, Inc.	Texas

Freedom Ford, Inc.	Florida

Frontier Oldsmobile-Cadillac, Inc.	North Carolina	Freedom Chevrolet-Cadillac

HMC Finance Alabama, Inc.	Alabama	HMC Finance

Name of Entity	State of Incorporation or Organization	Assumed Name(s)
Kramer Motors Incorporated	California	Honda of Santa Monica

L Dealership Group, Inc.	Texas

Marcus David Corporation	North Carolina	Town and Country Toyota-Scion

Massey Cadillac, Inc.	Tennessee	Massey Cadillac

Massey Cadillac, Inc.	Texas	Massey Cadillac

Mountain States Motors Co., Inc.	Colorado	Mountain States Motors

Ontario L, LLC	California	Crown Lexus

Philpott Motors, Ltd.	Texas	Philpott Ford Philpott Toyota Philpott Motors Hyundai

Riverside Nissan, Inc.	Oklahoma

Royal Motor Company, Inc.	Alabama	City Chrysler Jeep

Santa Clara Imported Cars, Inc.	California	Honda of Stevens Creek Stevens Creek Used Cars

Smart Nissan, Inc.	California

Sonic Agency, Inc.	Michigan

Sonic Ann Arbor Imports, Inc.	Michigan	Mercedes-Benz of Ann Arbor BMW of Ann Arbor Auto-Strasse

Sonic Automotive - Bondesen, Inc.	Florida	Fred Bondesen Chevrolet, Oldsmobile, Cadillac DeLand Chevrolet Cadillac

Sonic Automotive of Chattanooga, LLC	Tennessee	BMW of Chattanooga MINI of Chattanooga

Sonic Automotive-Clearwater, Inc.	Florida	Clearwater Toyota Clearwater Scion

Sonic Automotive Collision Center of Clearwater, Inc.	Florida

Name of Entity	State of Incorporation or Organization	Assumed Name(s)
Sonic Automotive F&I, LLC	Nevada

Sonic Automotive of Georgia, Inc.	Georgia

Sonic Automotive of Nashville, LLC	Tennessee	BMW of Nashville MINI of Nashville

Sonic Automotive of Nevada, Inc.	Nevada

Sonic Automotive Servicing Company, LLC	Nevada

Sonic Automotive Support, LLC	Nevada

Sonic Automotive of Tennessee, Inc.	Tennessee

Sonic Automotive of Texas, L.P.	Texas	Lone Star Ford

Sonic Automotive West, LLC	Nevada

Sonic Automotive - 1307 N. Dixie Hwy., NSB, Inc.	Florida

Sonic Automotive-1400 Automall Drive, Columbus, Inc.	Ohio	Hatfield Hyundai Hatfield Isuzu Hatfield Subaru

Sonic Automotive-1455 Automall Drive, Columbus, Inc.	Ohio	Hatfield Kia Hatfield Volkswagen

Sonic Automotive-1495 Automall Drive, Columbus, Inc.	Ohio

Sonic Automotive-1500 Automall Drive, Columbus, Inc.	Ohio	Toyota West Hatfield Automall

Sonic Automotive - 1720 Mason Ave., DB, Inc.	Florida

Sonic Automotive - 1720 Mason Ave., DB, LLC	Florida	Mercedes-Benz of Daytona Beach

Sonic Automotive - 1919 N. Dixie Hwy., NSB, Inc.	Florida

Name of Entity	State of Incorporation or Organization	Assumed Name(s)
Sonic Automotive - 21699 U.S. Hwy 19 N., Inc.	Florida

Sonic Automotive - 241 Ridgewood Ave., HH, Inc.	Florida

Sonic Automotive 2424 Laurens Rd., Greenville, Inc.	South Carolina

Sonic Automotive – 2490 South Lee Highway, LLC	Tennessee

Sonic Automotive 2752 Laurens Rd., Greenville, Inc.	South Carolina	Century BMW Century MINI

Sonic Automotive - 3401 N. Main, TX, L.P.	Texas	Ron Craft Chevrolet Cadillac Baytown Auto Collision Center

Sonic Automotive-3700 West Broad Street, Columbus, Inc.	Ohio	Trader Bud’s Westside Chrysler Jeep

Sonic Automotive-4000 West Broad Street, Columbus, Inc.	Ohio	Trader Bud’s Westside Dodge

Sonic Automotive - 4701 I-10 East, TX, L.P.	Texas	Baytown Ford

Sonic Automotive - 5221 I-10 East, TX, L.P.	Texas

Sonic Automotive 5260 Peachtree Industrial Blvd., LLC	Georgia	Dyer and Dyer Volvo Volvo at Gwinnett Place

Sonic Automotive-5585 Peachtree Industrial Blvd., LLC	Georgia

Sonic Automotive - 6008 N. Dale Mabry, FL, Inc.	Florida	Volvo of Tampa

Sonic Automotive - 6025 International Drive, LLC	Tennessee

Sonic Automotive - 9103 E. Independence, NC, LLC	North Carolina	Infiniti of Charlotte

Sonic - 2185 Chapman Rd., Chattanooga, LLC	Tennessee	Economy Honda Superstore Sonic Automotive Collision Center

Name of Entity	State of Incorporation or Organization	Assumed Name(s)
Sonic – Bethany H, Inc.	Oklahoma	Steve Bailey Honda

Sonic – Buena Park H, Inc.	California	Buena Park Honda

Sonic – Cadillac D, L.P.	Texas	Massey Cadillac

Sonic – Calabasas A, Inc.	California	Acura 101 West

Sonic – Calabasas V, Inc.	California	Calabasas Volvo

Sonic – Camp Ford, L.P.	Texas	LaPorte Ford

Sonic – Capital Chevrolet, Inc.	Ohio

Sonic – Capitol Cadillac, Inc.	Michigan	Capitol Cadillac Capitol Hummer

Sonic – Capitol Imports, Inc.	South Carolina	Capitol Imports Capitol Hyundai

Sonic – Carrollton V, L.P.	Texas	Volvo of Dallas

Sonic – Carson F, Inc.	California	Don Kott Ford

Sonic – Carson LM, Inc.	California	Don Kott Lincoln-Mercury

Sonic – Chattanooga D East, LLC	Tennessee

Sonic - Classic Dodge, Inc.	Alabama

Sonic – Clear Lake Volkswagen, L.P.	Texas	Clear Lake Volkswagen

Sonic – Coast Cadillac, Inc.	California	Coast Cadillac

Sonic – Crest Cadillac, LLC	Tennessee	Crest Cadillac Crest Hummer

Sonic – Crest H, LLC	Tennessee	Crest Honda

Sonic – Denver T, Inc.	Colorado	Mountain States Toyota

Sonic – Denver Volkswagen, Inc.	Colorado

Sonic Development, LLC	North Carolina

Name of Entity	State of Incorporation or Organization	Assumed Name(s)
Sonic – Downey Cadillac, Inc.	California	Massey Cadillac

Sonic – Englewood M, Inc.	Colorado	Don Massey Used Car Center

Sonic eStore, Inc.	North Carolina

Sonic - FM Automotive, LLC	Florida	Mercedes-Benz of Fort Myers

Sonic - FM, Inc.	Florida	BMW of Fort Myers

Name of Entity	State of Incorporation or Organization	Assumed Name(s)
Sonic - FM VW, Inc.	Florida	Volkswagen of Fort Myers

Sonic – Fort Mill Chrysler Jeep, Inc.	South Carolina	Fort Mill Chrysler Jeep

Sonic – Fort Mill Dodge, Inc.	South Carolina	Fort Mill Dodge

Sonic – Fort Worth T, L.P.	Texas	Toyota of Fort Worth Scion of Fort Worth

Sonic – Frank Parra Autoplex, L.P.	Texas	Frank Parra Chevrolet Frank Parra Mitsubishi Frank Parra Chrysler Jeep

Sonic - Freeland, Inc.	Florida	Honda of Fort Myers

Sonic - Global Imports, L.P.	Georgia	Global Imports BMW Global Imports MINI

Sonic-Glover, Inc.	Oklahoma

Sonic – Harbor City H, Inc.	California	Harbor City Honda

Sonic – Houston V, L.P.	Texas	Volvo of Houston

Sonic - Integrity Dodge LV, LLC	Nevada

Sonic – Jersey Village Volkswagen, L.P.	Texas	Advantage Volkswagen

Sonic – LS, LLC	Delaware

Sonic – LS Chevrolet, L.P.	Texas	Lone Star Chevrolet

Sonic – Lake Norman Chrysler Jeep, LLC	North Carolina

Sonic – Lake Norman Dodge, LLC	North Carolina

Sonic - Las Vegas C East, LLC	Nevada	Cadillac of Las Vegas

Sonic - Las Vegas C West, LLC	Nevada	Cadillac of Las Vegas - West

Sonic - Lloyd Nissan, Inc.	Florida	Lloyd Nissan

Name of Entity	State of Incorporation or Organization	Assumed Name(s)
Sonic - Lloyd Pontiac - Cadillac, Inc.	Florida	Lloyd Pontiac-Cadillac-GMC

Sonic – Lone Tree Cadillac, Inc.	Colorado	Don Massey Cadillac

Sonic - Lute Riley, L. P.	Texas	Lute Riley Honda

Sonic - Manhattan Fairfax, Inc.	Virginia	BMW of Fairfax

Sonic - Manhattan Waldorf, Inc.	Maryland

Sonic – Massey Cadillac, L.P.	Texas

Sonic – Massey Chevrolet, Inc.	California	Massey Chevrolet

Sonic – Massey Pontiac Buick GMC, Inc.	Colorado	Don Massey Pontiac-Buick-GMC

Sonic – Mesquite Hyundai, L.P.	Texas	Mesquite Hyundai

Sonic - Montgomery FLM, Inc.	Alabama	Friendly Ford Lincoln Mercury

Sonic - Newsome Chevrolet World, Inc.	South Carolina	Newsome Chevrolet World Capitol Chevrolet

Sonic - Newsome of Florence, Inc.	South Carolina	Newsome Automotive Imports of Florence Newsome Chevrolet Isuzu of Florence

Sonic – North Cadillac, Inc.	Florida	Massey Cadillac Massey Saab of Orlando

Sonic - North Charleston, Inc.	South Carolina	Altman Lincoln-Mercury Altman Hyundai

Sonic - North Charleston Dodge, Inc.	South Carolina	Altman Dodge

Sonic – Oklahoma T, Inc.	Oklahoma	Riverside Toyota

Sonic Ontario T, Inc.	California	Crown Toyota

Sonic Peachtree Industrial Blvd., L.P.	Georgia

Sonic – Plymouth Cadillac, Inc.	Michigan	Don Massey Cadillac

Name of Entity	State of Incorporation or Organization	Assumed Name(s)
Sonic - Reading, L.P.	Texas	Toyota of Baytown

Sonic Resources, Inc.	Nevada

Sonic – Richardson F, L.P.	Texas	North Central Ford

Sonic-Riverside, Inc.	Oklahoma	Riverside Chevrolet

Sonic - Riverside Auto Factory, Inc.	Oklahoma

Sonic - Rockville Imports, Inc.	Maryland	Rockville Porsche-Audi

Sonic - Rockville Motors, Inc.	Maryland	Lexus of Rockville

Sonic - Sam White Nissan, L.P.	Texas

Sonic - Sam White Oldsmobile, L.P.	Texas

Sonic – Sanford Cadillac, Inc.	Florida	Massey Cadillac-Oldsmobile of Sanford

Sonic – Saturn of Silicon Valley, Inc.	California	Saturn of Stevens Creek Saturn of Capitol Expressway

Sonic – Serramonte I, Inc.	California	Infiniti of Serramonte

Sonic - Shottenkirk, Inc.	Florida	Pensacola Honda

Sonic – South Cadillac, Inc.	Florida

Sonic - Stevens Creek B, Inc.	California	Stevens Creek BMW

Sonic – Stone Mountain Chevrolet, L.P.	Georgia	Stone Mountain Chevrolet

Sonic – Stone Mountain T, L.P.	Georgia	Stone Mountain Toyota Stone Mountain Scion

Sonic - Superior Oldsmobile, LLC	Tennessee

Sonic of Texas, Inc.	Texas

Sonic – University Park A, L.P.	Texas	University Park Audi

Sonic-Volvo LV, LLC	Nevada	Volvo of Las Vegas

Name of Entity	State of Incorporation or Organization	Assumed Name(s)
Sonic – West Covina T, Inc.	California	West Covina Toyota West Covina Scion

Sonic – West Reno Chevrolet, Inc.	Oklahoma	City Chevrolet

Sonic - Williams Buick, Inc.	Alabama	Montgomery Auto Factory Tom Williams Collision Center

Sonic - Williams Cadillac, Inc.	Alabama	Tom Williams Cadillac

Sonic - Williams Imports, Inc.	Alabama	Tom Williams Imports Tom Williams Audi Tom Williams BMW Tom Williams Porsche Tom Williams Land Rover

Sonic - Williams Motors, LLC	Alabama	Tom Williams Lexus

Speedway Chevrolet, Inc.	Oklahoma

Stevens Creek Cadillac, Inc.	California	St. Claire Cadillac

Town and Country Ford, Incorporated	North Carolina

Town and Country Ford of Cleveland, LLC	Tennessee

Town and Country Jaguar, LLC	Tennessee

Transcar Leasing, Inc.	California

Village Imported Cars, Inc.	Maryland	Village Volvo

Windward, Inc.	Hawaii	Honda of Hayward

Wrangler Investments, Inc.	Oklahoma	Dub Richardson Toyota

Z Management, Inc.	Colorado

SRE Alabama - 2, LLC	Alabama

SRE Alabama - 3, LLC	Alabama

SRE Alabama – 4, LLC	Alabama

Name of Entity	State of Incorporation or Organization	Assumed Name(s)
SRE Alabama – 5, LLC	Alabama

SRealEstate Arizona - 1, LLC	Arizona

Name of Entity	State of Incorporation or Organization	Assumed Name(s)
SRealEstate Arizona – 2, LLC	Arizona

SRealEstate Arizona - 3, LLC	Arizona

SRealEstate Arizona – 4, LLC	Arizona

SRealEstate Arizona – 5, LLC	Arizona

SRealEstate Arizona – 6, LLC	Arizona

SRealEstate Arizona – 7, LLC	Arizona

SRE California – 1, LLC	California

SRE California – 2, LLC	California

SRE California – 3, LLC	California

SRE California – 4, LLC	California

SRE California – 5, LLC	California

SRE California – 6, LLC	California

SRE Colorado – 1, LLC	Colorado

SRE Colorado – 2, LLC	Colorado

SRE Colorado – 3, LLC	Colorado

SRE Florida - 1, LLC	Florida

SRE Florida - 2, LLC	Florida

SRE Florida - 3, LLC	Florida

SRE Georgia - 1, L.P.	Georgia

SRE Georgia - 2, L.P.	Georgia

SRE Georgia - 3, L.P.	Georgia

SRE Holding, LLC	North Carolina

Name of Entity	State of Incorporation or Organization	Assumed Name(s)
SRE Maryland – 1, LLC	Maryland

SRE Maryland – 2, LLC	Maryland

SRE Michigan – 1, LLC	Michigan

SRE Michigan – 2, LLC	Michigan

SRE Michigan – 3, LLC	Michigan

SRE Nevada - 1, LLC	Nevada

SRE Nevada - 2, LLC	Nevada

Name of Entity	State of Incorporation or Organization	Assumed Name(s)
SRE Nevada - 3, LLC	Nevada

SRE Nevada – 4, LLC	Nevada

SRE Nevada - 5, LLC	Nevada

SRE North Carolina – 1, LLC	North Carolina

SRE North Carolina – 2, LLC	North Carolina

SRE North Carolina – 3, LLC	North Carolina

SRE Oklahoma – 1, LLC	Oklahoma

SRE Oklahoma – 2, LLC	Oklahoma

SRE Oklahoma – 3, LLC	Oklahoma

SRE Oklahoma – 4, LLC	Oklahoma

SRE Oklahoma – 5, LLC	Oklahoma

SRE South Carolina - 2, LLC	South Carolina

SRE South Carolina - 3, LLC	South Carolina

SRE South Carolina - 4, LLC	South Carolina

SRE Tennessee - 1, LLC	Tennessee

SRE Tennessee - 2, LLC	Tennessee

SRE Tennessee - 3, LLC	Tennessee

SRE Tennessee - 4, LLC	Tennessee

SRE Tennessee - 5, LLC	Tennessee

SRE Tennessee - 6, LLC	Tennessee

SRE Tennessee - 7, LLC	Tennessee

SRE Tennessee - 8, LLC	Tennessee

Name of Entity	State of Incorporation or Organization	Assumed Name(s)
SRE Tennessee - 9, LLC	Tennessee

SRE Texas - 1, L.P.	Texas

SRE Texas - 2, L.P.	Texas

SRE Texas - 3, L.P.	Texas

SRE Texas - 4, L.P.	Texas

SRE Texas – 5, L.P.	Texas

SRE Texas – 6, L.P.	Texas

SRE Texas – 7, L.P.	Texas

SRE Texas – 8, L.P.	Texas

SRE Virginia - 1, LLC	Virginia

SRE Virginia - 2, LLC	Virginia